SUB-ITEM 77 C:  Submission
 of matters to a vote of security holders


FEDERATED PREMIER MUNICIPAL INCOME FUND
An Annual Meeting of Fund shareholders
 (Common Shares and Preferred Shares)
was held on September 18, 2009.
On July 8, 2009,
the record date for shareholders
voting at the meeting, there were
6,145,129 total outstanding shares.
 The following item was considered
by shareholders and the results of
 their voting are listed below.
 Unless otherwise noted, each matter
was approved.
Election of three Class III Trustees
- Common Shares and Preferred Shares:
1. R. James Nicholson
For





Withheld
Authority
to Vote
5,733,129

130,263

2. Charles F. Mansfield, Jr.
For





Withheld
Authority
to Vote
5,748,338

115,054

3. James F. Will
For





Withheld
Authority
to Vote
5,723,730

139,662


An Annual Meeting of Fund shareholders
 (Preferred Shares) was held on
September 18, 2009. On July 8, 2009,
 the record date for
shareholders voting at the meeting,
 there were 1,463 total outstanding
shares. The following item was
considered by shareholders and
the results of their voting are
listed below. Unless otherwise
noted, each matter was approved.
Election of Two Trustees -
Preferred Shares only:
1. Peter E. Madden
For





Withheld
Authority
to Vote
1,178

0

2. John S. Walsh
For





Withheld
Authority
to Vote
1,178

0

The following Trustees of
the Fund continued their
terms as Trustees of the Fund:
 John F. Donahue,
 J. Christopher Donahue,
 John T. Conroy, Jr.,
Nicholas P. Constantakis,
 John F. Cunningham and
 Thomas M. O'Neill.

The Definitive Proxy
Statement for this Annual
 Meeting was filed with
 the Securities and
Exchange Commission on
July 22, 2009, and is
incorporated by reference. (File No.
811-21235)